SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A
Amendment No. 4

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

REDTONE ASIA, INC.
(Exact name of Registrant as specified in Charter)

HOTGATE TECHNOLOGY, INC.
(Former name of Registrant)

NEVADA	333-129388	71-098116
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong
(Address of principal executive offices, including zip code)

(852)2270-0688
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Note About Forward-Looking Statements

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,”“possible,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” (refer to Part I, Item 1A). We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On August 2, 2010, Hotgate Technology, Inc. (the “Company”) entered into an Agreement for a Share Exchange (the “Agreement”) with REDtone Technology Sdn. Bhd. and REDtone International Berhad, both of which are incorporated in Malaysia.   Upon the closing of the transactions contemplated in the Agreement, the Company acquired 100% ownership of REDtone Telecommunications (China) Limited (“REDtone China”). The transaction will hereafter be described as the “Share Exchange”).

Organizational Diagram Before Share Exchange

Organizational Diagram Immediately After Share Exchange

Redtone Asia Inc. (OTCBB listed) (US Incorporated)
RT Communication Ltd. (BVI Incorporated)
Redtone Telecommunications (China) Ltd. (Hong Kong Incorporated)
Hotgate VMS Technology Ltd. (Hong Kong Incorporated)
Redtone Telecommunications (Shanghai) Ltd. (China Incorporated)
Shanghai Hongsheng Net Telecommunication Co. Ltd. (China Incorporated)
Shanghai Hui Tong Telecommunication Co., Ltd. (China Incorporated)
Shanghai Jiamao E-Commerce Co., Ltd. (China Incorporated)

Consideration to be paid by the Company was a total of 244,444,444 shares of its common stock  (following the reverse split set forth in item 8.01 below) in exchange for 100% ownership of REDtone China (such share exchange shall be referred to herein as the “Exchange”).

The Exchange closed within seven days of the date on which all the following conditions precedent in the Agreement were satisfied or at any other date agreed upon by all parties:
1. The approval of shareholders of the Company and REDtone International Berhad;
2. If required, the approval of REDtone International Berhad’s Trustee; and
3. If required, any other approval or consent from public authorities and third parties which the Company or REDtone International Berhad may be required to obtain.

The Agreement also provided for the implementation and completion of the capitalisation of the debts due from the Company to REDtone International Berhad which is to be satisfied by way of issuance and allotment of 13,147,197 shares of the Company’s common stock and the presentation of any required financial statements for the completion of the transaction as required by applicable law.

The Exchange took place pursuant to the terms and conditions of the Agreement and in accordance with applicable law.

On July 29, 2010, the Company’s majority shareholders approved a resolution to effect a one-for-twelve reverse stock split of the Company’s common stock.  The Company did not file an information or proxy statement for this corporate action. However, all necessary shareholder and board consents were obtained. The reverse stock split, which was previously approved by the Company’s Board of Directors and shareholders, took effect at 12:01 a.m. GMT on July 29, 2010.

As a result of the reverse stock split, every twelve shares of the Company’s issued and outstanding common stock was combined into one share of common stock, and the number of shares of the Company’s common stock outstanding  was reduced from approximately 297 million shares to 25 million shares.  The reverse stock split did not change the number of authorized shares of the Company’s common stock.
No fractional shares of common stock will be issued as a result of the reverse stock split.  Each fractional share that would otherwise result from the reverse stock split will be rounded up to one whole share of post-split common stock. The Company’s transfer agent, Action Stock Transfer Corp., will act as exchange agent for purposes of implementing the exchange of stock certificates.

A more detailed description of the business acquired is set forth below:

PART I
ITEM 1. BUSINESS

Business Overview

REDtone China was incorporated in Hong Kong under the Companies Ordinance of Hong Kong on 26 May 2005 as a private limited company under the name of REDtone Holding Pte Limited. It assumed its present name on 9 August 2005. The principal activity of REDtone China is that of investment holding while its subsidiaries are principally involved in research and development of telecommunication and network technology, marketing and distribution of discounted call services.

Given the potential of discounted calls services in PRC, REDtone China was incorporated by REDtone International Berhad, to replicate its business model in Malaysia for discounted call services to Public Republic of China (“PRC”) in February 2006. Growth in discounted call services in PRC was encouraging as discounted call solutions provide a cheaper mode of voice services for individual users and corporate clients for making nationwide and international calls.

REDtone China, via its subsidiary entered into a business collaboration agreement with China TieTong Telecommunications (Shanghai Branch Company) (“China TieTong”) to offer long distance domestic and international discounted call packages to mobile phone and fixed line subscribers in Shanghai. China TieTong has established a high-speed backbone optical transmission network of 52,000 kilometres over the years, covering most of the cities in PRC.

Under the business collaboration, China TieTong provides the network access for discounted calls while REDtone China provides the necessary support for sales and marketing, customer care, technical system and other related matters for China TieTong’s consumer and corporate voice services in Shanghai and acting as TieTong’s sole distributor.

While the branding of discounted consumer voice service namely “E-Secretary” belongs to CTT, REDtone China is handling the marketing campaigns, developing retailing networks to promote sales, provide billing support,  selling of prepaid air-time and associated commission scheme structure design based on sold air-time, prepaid money collection, sold air-time account management and customer care support, all done with the help of our E-Purse System and call centre owned and operated by REDtone China.  REDtone China is the key contributor for “E-Secretary” business model minus the backbone transmission network infrastructure owned by CTT.  REDtone China does not provide any direct communication services.

REDtone China has grown rapidly in the last 4 years since commencing operations, under which REDtone China’s infrastructure network capacity has grown to approximately 437E1 allowing average transmissions of 100,000,000 minutes per month.  REDtone China is primarily offering its discounted call services to the consumer market. The discounted call for consumer market, which is offered as a prepaid telecommunication service, generates average cash of approximately RMB9 million per month with the current average gross revenue per month standing at about RMB8 million per month. REDtone China has approximately 1 million active customers in the discounted call for consumer market segment. As for the postpaid telecommunication services for the corporate market, it is generating an average gross revenue per month of approximately RMB1 million per month.

REDtone China proposes to venture into new businesses which will ride on its existing technology, operating platform, marketing channels and customer base. REDtone China is seeking service expansion into prepaid value reload for 2G and 3G mobile users in Shanghai and other potential cities in PRC.

This new service will offer fast and convenient “paperless” reload facilities to all reload agencies in Shanghai.  In addition, the reload services are easier to manage and convenient compared to traditional paper-based value-card printing, distribution and control. This new service is expected to be launched by the third quarter of 2010.

Products and Services

REDtone China offer the following services to customers:

1. Discounted call services for consumers (“EMS”)
2. Discounted call services for corporate customers
3. Reload services for prepaid mobile

Discounted Call Solutions for consumers (“EMS”)

This is an innovative prepaid call service that offers an effective solution to help consumers to manage their telecommunications costs. This service was introduced in January 2006. Unlike conventional discount service, this service comes with unique features that help users save time and effort and control costs.

REDtone China partner with China Tie Tong  and China Unicom in Shanghai for the provision of discounted call services to approximately 1,000,000 actives customers with the support of approximately 4,000 active channel agencies.

The following are the benefits of EMS:

(a)	Maximum savings, 24 hours daily - users enjoy maximum savings off phone charges for local, nationwide, long distance and mobile phone calls, 24 hours a day;

(b)
One account manages 20 lines - the service supports up to 20 phone numbers (fixed and mobile lines) to operate from one single account, namely, users can register home, business and mobile lines. Instead of having to keep track of several accounts, users can manage them all conveniently through just one consolidated account;

(c)
Free and easy registration process - there is a self-registration process through REDtone gateway where the system takes users though a step-by-step voice-guided menu and the service is activated instantly. In addition, users can add or delete phone numbers from the account any time;

(d)	Easy dialing – no personal identification number (“PIN”) required. There is no lengthy PIN to remember. Users just need to dial the nearest REDtone gateway followed by the destination number;

(e)
Quick and easy reloads - topping up the account is simple and hassle-free with REDtone Reload Cards through an auto-reload facility. The REDtone Reload Cards are available from authorised distributors nationwide. As for the auto-reload through credit card facility, the account is automatically topped up whenever it reaches a preset threshold. REDtone will notify users by way of SMS to users’ mobile phone of each auto-reload transaction;

(f)	Secure authentication - the REDtone gateway identifies users via Caller-ID and not by PIN to prevent abuse of account; and

(g)
Internet Bill Presentment - Bill presentment for this service is through the Internet whereby customers may view and print their bills themselves up to the previous day’s transactions. Customers may also make billing enquiries by dialing the given hotlines to the Group’s customer care team.

EMS business has seen steady growth over the years from 2007 to 2010 as follows:

a)
Unsold air time, being the airtime sold to agencies, has grown steadily from an average of RMB2.2mil per month in FYE2007 to RMB5.6mil per month in FYE2008 (growth of 159% year on year), and increase further to RMB6.6mil per month in FYE2009 (growth of 18%).  In FYE2010, the average unsold air-time reached RMB7.1mil per month represents growth of 8% year on year.

b)
Sold air-time, being airtime sold to end users, increase gradually from RMB2.3mil per month in FYE2007 to RMB6.6mil per month in FYE 2008 (growth of 189% year on year), and increase further to RMB7.7mil per month average in FYE2009 (growth of 17%).  In FYE2010, the average sold air-time reached RMB8.2mil per month represents growth of 6% year on year.

c)
End users EMS utilisation grows from RMB1.8mil/month in FYE2007 to RMB7.9mil per month in FYE2010 (total growth of 338%). The year on year growth from FYE2007 to FYE2010 was 233%, 21% and 7% respectively.

d)	Generating comfortable net operating cash inflow of approximately RMB9mil per year.

Business Flow of EMS

CHART Ⅰ
Consumer Discounted Call (EMS) Business Flow

HS
E-Purse Technical support fee
1- (refer Sub-chart 1)
1a (UAT)
2b
3b
RTSH E-Purse System
Dealer
3a (AC)
2
2a (SAT)
3 (AC)
CTT
Customer
Public Switched Telephone Network
Note:
RTSH: Redtone Telecommunications (Shanghai) Ltd.
HS: Shanghai Hong Sheng Network Telecommunication Ltd.
1: Cash received by RTSH from Dealer (refer Sub-chart 1)
1a: UAT (Unsold Air-time)
2: Cash received by Dealer from end-users
2a: SAT (Sold Air-time)
2b: Commission given to Dealer after SAT transferred to end-users
3: AC (Actual Charge) – call charges made by end-users
3a: HS makes settlement with CTT at month-end
3b: RTSH transfers fund to HS at month-end to meet HS cash requirement
CTT: China Tie Tong Communication Co., Ltd.

Sub-chart 1
Dealer Top-up for EMS & Reload – UAT Flow

IVR
WEB
PB Platform
Dealer
Cash
RTSH Platform
Auto Top-up
Manual Top-up
RTSH E-Purse System
Banks
(ABC \ICBC\CCB)
Note:
UAT: Unsold Air-time
IVR: Interactive Voice Response
RTSH: Redtone Telecommunications (Shanghai) Ltd.
PB: Postal Savings Bank of China
ABC: Agricultural Bank of China
ICBC: Industrial and Commercial Bank of China
CCB: China Construction Bank

Discounted call services for corporate customers

This is a post paid discounted call services targeting large companies and corporations with high long distance phone bills. We partner with China Tie Tong, China Telecom, China Mobile and China Unicom in Shanghai to provide discounted IP call services to more than 1,620 actives corporate clients.

Business flow of Discounted call for Corporate segment

CHART II
Corporate Discounted Call

PBX
Public Switched Telephone Network
HT Platform 17991
Other Telco 197\17951\17969
Auto-dialer
Destination

Note:
HT: Shanghai Hui Tong Telecommunications Technology Co., Ltd.
PBX: Private Branch Exchange

Reload for 2G and 3G Prepaid mobile

Riding on our existing customer base and technology platform, we have recently expanded into Prepaid Value Reload for 2G and 3G Mobile users in Shanghai in August 2010. The reload prepaid mobile will be used to make phone calls, surf internet and to download games. Under this service, REDtone China acts as the distributor for three major telecommunication service providers in Shanghai namely China Mobile and China Unicom and China Telecom.  The distinct advantage of REDtone China providing this service as compare to other distributor is that we able to tap on our existing platform and technology, marketing channel and customer base with minimal start-up cost.

Our objectives in providing this service are as follows:

✓ To be one of the largest distributors for prepaid mobile reload service in Shanghai. ..

✓ Focus on offering a more comprehensive mobile reload solution to our customers. Our service is convenience and it is a paperless top up (via SMS/ IVR/Web).

✓ Prepaid model generating good cash flow reserve.  We target a monthly top up value of approximately RMB10mil per month from the year 2011 onwards.

Currently, China Mobile and China Unicom have an estimated 10 million prepaid mobile users in Shanghai. With our existing technology and system, this service offer a fast and convenient “paperless” and automatic reload facility to all reload agency in Shanghai.  Our system is a major attraction to both telecommunication service providers and reload agency as it makes the reload process easier to manage and convenient as compared with traditional paper-based which include, value-card printing, distribution and storage control.

Once this service model is establish in Shanghai, similar model will be replicated in other major cities in China.

Business flow of Reload Services

CHART III

Reload for 2G & 3G Prepaid Mobile

1
2
Dealer
SMS
WEB
IVR
Command
RTSH Platform
CM
CU
CT
Snda *
User Account
UAT Flow-
(refer Sub-chart 1)

NOTE:

UAT: Unsold Air-time

1: Cash received by Dealer from end-users

2: Dealer initiates Reload process for end-users

RTSH: Redtone Telecommunications (Shanghai) Ltd.

IVR: Interactive Voice Response

CM: China Mobile Communications Corporation

CU: China United Network Communications Group Co.,Ltd

CT: China Telecom Corporation Limited

* : An online entertainment company

Customers and Markets

REDtone China has built a strong foundation and an intangible asset in its customer base especially in Shanghai. There are more than 1,000,000 consumers and 1,600 major corporate customers. These reference sites are helpful for us to market our services.

Currently, we conduct our business in Shanghai, China. We plan to expand our market share and presence in China in the coming three years by replicating our successful business model in other provinces in China.

We believe China will be our fastest growing market. We plan to invest significant resources to expand our market share and presence in China in the coming three years.

Sales and Marketing

REDtone China will continue its tradition of leveraging on capable partners to market its services and products in order to grow its business quickly. Innovative schemes are designed to attract and retain partners to achieve our sales goals. These partners would include distributors and agents. We believe that these channels are effective in bringing our services and products to customers because of their network of contacts and market knowledge.

The existing REDtone China’s sale partners have been with us since the start of our EMS business in 2006.  We provide product training and customer care support, develop incentive system and motivation programme to our partners in order to enhance the quality of our service and to make our products relevant and attractive for the market.

Business Strategies for Future Growth

We have identified a number of initiatives to drive our future growth, as outlined below:

1.	Expand our Presence in China

Currently, REDtone China business is only in Shanghai. Our group is well on its way to grow its business beyond Shanghai by replicating its successful proprietary telecommunications service business model in other provinces and even other countries.

REDtone’s expansion is executed with relatively low capital expenditure requirements as it fabricates its own equipment and software, and does not require investing in basic infrastructure thus allowing it to scale its business without incurring huge investment costs.

Based on May 2010 statistics published by company website of China Mobile, China Unicom and China Telecom, there is over 780 million mobile phone subscribers in China. This will provides tremendous growth potential for the Group.

2.	Synergistic expansion into related value added services - Prepaid Mobile reload

Riding on existing customer base and E-Purse technology platform, REDtone China extends its services into prepaid mobile reload for 2G and 3G Mobile users in Shanghai and other potential major cities.  This service covers all three major telecommunication service providers in Shanghai namely China Mobile and China Unicom and China Telecom.  The distinct advantage of having this service is to tap on our ready platform and technology and its existing marketing channel and customer base with minimal start-up cost.

With estimated over 10 million prepaid mobile users in Shanghai for China Mobile and China Unicom, this service will offer fast and convenient “paperless” reload facilities to all reload agency in Shanghai.  The attraction to both telecommunication service providers as well as reload downstream resellers is that such service will help making their reload services easier to manage and convenient as compared with traditional paper-based value-card printing, distribution and storage control issue.

Once this service model established its footing in Shanghai, similar model can be replicated in other cities in China.

3.	Introduction of New Products and Services

We believe our continuous product innovation, understanding of our customers’ needs and good customer service will continue to bring us success. Hence, we are committed to researching, designing and developing products and services that will continue to meet the demands of our customers. In addition to new products and updates, we also continue to review our revenue model by closely monitoring market trends and discussing trends with our clients and users.

Competition

The telecommunications industry in China is dominated by three state-run corporations, i.e. China Telecom Corporation Limited, China Mobile Communications Corporation and China United Network Communications Group Co., Ltd, all of whom has 3G licenses and engaged fixed-line and mobile business in China.

We see competition from:

(i) Direct Telecommunication Operators namely China Telecom Corporation Limited, China Mobile Communications Corporation and China United Network Communications Group Co., Ltd. These companies may adopt a more aggressive pricing on their local and international calls and have direct impact on our discounted call services for corporate segment. Likewise, if these operators offer very competitive rates for domestic, long distance and international calls, it could pose a substitution threat to our EMS services.

(ii) Other Discounted Service Providers
The discounted service providers such as Super E-Secretary operate domestic calls and the tool to compete is to provide discount on long distance calls. This company despite being a small player (less than 15% market share) in Shanghai discounted consumer call market may cause the price disruption when they compete on price aggressively.

(iii) Other Mobile air-time reload service providers
Other players like Smartpay, Defeng and YiQiao offers similar mobile air-time reload services in Shanghai. They have entered into this reload services earlier than us but we command slightly better price advantage and better system support for paperless mobile reload in comparison with conventional paper-based reload model.

We believe our competitive advantage is derived from the following strengths:

(a)	Competitive Pricing

We, being one of the leading alternative voice service providers in Shanghai in terms of market share, could command the economies of scale to achieve lower minutes cost and lower operating cost per minute. Additional cost advantage is the low capital investment with self-developed technology.

By having advantage of longer market presence, credibility and dominant market share, we can afford to price its products and services competitively while maintaining healthy gross margins.

(b)	Superior Technology and Competent Technical Support

We use superior call routing technology and techniques, such as its own invention, the Smart Call System, for large corporate customers. As the products are developed in-house, we know the products well and are competent in supporting customers. Customers can expect hassle-free implementation of the products and services.

(c)	Innovation

Innovation which is embodied in all the products and services is the key to the competitive advantage of our operations. In addition, innovation also helps us to truly serve the needs of the customers and to provide value-added services and products to the customers.

Close communication with our front line resellers will enable us to gather market intelligence and assist us in strategy formulation that is relevant to market needs

(d) Value Added Services

For the telecommunications services provided by us, customers would also benefit from value added services in our convenient reload, customer care services and support, e-billings and others.

Regulatory Matters

REDtone China does not provide direct telecommunication services in PRC. REDtone China acts as a distributor for CTT. REDtone China has a business licence issued by PRC’s State Administration for Industry and Commerce to carry out the distribution services. REDtone China does not require a telecommunication licence to carry out its distribution activities.

We do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

However, the telecommunications industry is highly regulated in China. PRC laws and regulations will be modified and updated from time to time by the China government. In addition, many PRC laws and regulations are subject to extensive interpretive power of governmental agencies and commissions, and there is substantial uncertainty regarding the future interpretation and application of these laws or regulations.

Shanghai Hongsheng Net Telecommunication Co., Ltd. (“Hongsheng”), the subsidiary that carries out the telecommunication distribution services currently has a business license in connection with these services.  Both the business license and the English translation have been filed as exhibits hereto.  Further, filed herewith, along with the English translation, is Hongsheng’s Telecommunication Value-Adding Business Operating Permit that was obtained for operating telecommunication value-adding services.

The business license is valid until November 28, 2026, and the Telecommunication Value-Adding Business Operating Permit is valid until November 5, 2013.  Both are subject to annual filing; however, the Company does not foresee any issue regarding renewal or material fees involved in the renewal.

Intellectual Property and Research and Development

The Company has no registered patents, trademarks or copyrights and no applications for patents, trademarks or copyrights are pending.

The Company utilized intellectual property pursuant to an agreement signed between REDtone Technology Sdn Bhd, Kerry Properties (Shanghai) Limited and REDtone Telecommunications (China) Ltd on 11 August 2005 in respect of the acquisition of the software with regards to the Customer billing, commission management, top-up management, traffic management, cardless system and gateway interface system suite.

The Company did not incur any research and development expenses in the fiscal year ended May 31, 2010.

Employees

As of 31 August 2010, we had forty four (44) employees including fourteen (14) in management, twenty two (22) in Research & Development, technical support and customer care, four (4) in sales and marketing and four (4) in finance and administration. None of our employees are represented by labor unions or subject to collective bargaining agreements. We believe our employee relations are good and have no employee related dispute recorded over the years.

ITEM 1A. RISK FACTORS

Risks Related to Our Business

Operational/Business Risk

We are principally involved in the provision of telecommunications services and solutions and office communication solutions. As such, we are subject to certain operational and business risk factors inherent in the telecommunications industry. The operational risks include, inter-alia, changes in conditions such as deterioration in prevailing market conditions, changes in labor, increase in labor cost and raw material costs and continued supply of electricity which is essential for the smooth operations of its telecommunications network(s). The business risks include, inter-alia, network disruption in respect of the provision of the telecommunications services and Although we seek to mitigate these operational and business risks through, inter-alia, efficient cost control, maintaining a diversified range of customers and suppliers, having good relationships with the customers, suppliers and employees of the Company and having contractual agreements for projects undertaken, there can be no assurance that any change to these factors will not have a material adverse effect on our business and financial performance.

Competition

We are in a very competitive and rapidly changing telecommunications industry and its future success will depend on its ability to increase its market share in its markets. As we are competing against well established telecommunications companies which offer related services which include, inter-alia, China Telecom, China Unicom and China Mobile on their pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. The increasing competition in this telecommunications industry has had, and is expected to continue to have, a significant impact on our business and financial performance. Competition is expected to increase with the emergence of new entrants into its markets. We believe that the provision of telecommunications services complemented with our innovative will provide the Group with a competitive edge and differentiate us from its competitors.

Although we seek to mitigate these risks, there can be no assurance that our competitors will not develop technologies and products that are more effective than those developed by us. We have a very clear strategy to replicate the business in other provinces in China.

 Dependence on key personnel

The technology industry is a growing and fast changing sector and management and operation of the business requires the employment of highly skilled knowledge workers, whether in technology or non-technology related fields. Our management recognizes and believes that our continuing success depends to a significant extent on the abilities and continuing efforts of its existing Executive Directors, Chief Executive Officers and key personnel. The labor market for skilled personnel in this field is highly competitive. We recognize that our success depends to a significant extent upon, amongst others, our ability to attract new personnel and retain its existing skilled personnel. We seek to mitigate this risk factor by offering its employees competitive salary/remuneration and benefits packages. There can be no assurance that the measures taken/to be taken will be successful and that any change in our existing skilled personnel will not have a material effect on our business and operations

Adverse Changes to the terms of business collaboration agreement with China TieTong

We currently have business collaboration agreements with China TieTong. The agreement provides for renewability and is subject to changes in the terms of the agreements on renewal. We will endeavour to seek and renew the agreement on terms favourable to us. There can be no assurance that any adverse changes to the terms of the agreement (for example, from failure to reach commercially acceptable terms) would not result in higher interconnection expenses. However, as we have emerged as a significant service provider, China TieTong may views this as a business opportunity to continue and further strengthen their working relationship with us.

Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

If we need additional financing, the funding may not be available on satisfactory terms or at all.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we would incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to your interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

If the market does not accept our other new products or upgrades to existing products that we launch from time to time, our operating results and financial condition would be materially adversely affected.

From time to time, we plan on launching new products and upgrades to existing products.  Our future success with our next generation product offerings will depend on our ability to accurately determine the functionality and features required by our customers, as well as the ability to enhance our products and deliver them in a timely manner. We cannot predict the present and future size of the potential market for our next generation of products, and we may incur substantial costs to enhance and modify our products and services in order to meet the demands of this potential market.

If we experience delays in product development or the introduction of new products or new versions of existing products, our business and sales will be negatively affected.

There can be no assurance that we will not experience delays in connection with our current product development or future development activities.  If we are unable to develop and introduce new products, or enhancements to existing products in a timely manner in response to changing market conditions or customer requirements, it may materially and adversely affect our operating results and financial condition.  Because we have limited resources, we must effectively manage and properly allocate and prioritize our product development efforts.  There can be no assurance that these efforts will be successful or, even if successful, that any resulting products will achieve customer acceptance.

We have only limited protection of our proprietary rights and technology.

Our success is heavily dependent upon our proprietary technology. We rely on a combination of the protections provided under applicable copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements, to establish and protect our proprietary rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our developers, distributors and marketers.  Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use information that we regard as proprietary, to use our products or technology without authorization, or to develop similar technology independently. Moreover, the laws of some other countries do not protect our proprietary rights to the same extent as do the laws of the United States. Furthermore, we have no patents and existing copyright laws afford only limited protection.  There can be no assurance that we will be able to protect our proprietary software against unauthorized third party copying or use, which could adversely affect our competitive position.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We dos not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Risks Associated With Doing Business in China and Asia

There are substantial risks associated with doing business in China and Asia, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results from operations and financial condition. Under current leadership of the PRC, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, the Chinese legal system is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and evolving rapidly, and their interpretation and enforcement involve various uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold business licenses and permits. In addition, all of our executive officers and directors are not residents of the U.S., and most of the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to serve process on these individuals in the U.S., or to enforce a judgment obtained in the U.S. against the Company or any of these persons.

The Chinese governments exert substantial influence over the manner in which we must conduct our business activities which could have an adverse effect on our ability to operate in China

China has only recently permitted provincial and local economic autonomy and private economic activities. The Chinese governments continue to exercise substantial control over virtually every sector of the economy through regulation and state ownership. Our ability to operate may be harmed by changes in laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy could have a significant effect on economic conditions in China.  Additionally, regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in particular regions of China, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The substantial portion of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to pay dividends or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB and other local currencies.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, and then the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

The Company relies on contractual agreements (VIE structure) for all of its revenues; further, the Company has no equity interest in these subsidiaries and there are risks associated with this type of arrangement in light of the legal structure in the PRC.

REDtone China has placed tremendous reliance on contractual arrangements (VIE structure) for asserting management and controls in its wholly owned subsidiaries without equity interest.  The existence of such VIE structure is due to the fact that the PRC government limits the foreign investment in the value-added telecommunication industry.  These subsidiaries account for all of the Company’s revenue.
The VIE structure, while effective, does involve some associated risks, which may include:

(i)
While each agreement under the Contractual Arrangements as governed by PRC laws is valid, biding, and enforceable, there is the possibility that these Contractual Arrangements will not be deemed by the relevant government authorities to be in compliance with PRC laws and regulation; or, that other government authorities will not in the future interpret existing laws, regulations or policies, or issue new laws, regulations or policies, with the result that all or some of these Contractual Arrangements would be deemed to be in violation of PRC laws.

(ii)
The PRC laws referred to herein are laws currently in force.  There is the possibility that any of such laws, or the interpretation thereof or enforcement thereof, will be changed, amended or replaced in the immediate future or in the long-term with or without retrospective effect.

(iii)
Under the current Contractual Arrangements, if the PRC Entities, and/or any of their individual shareholders fails to perform its/his/her respective obligations under these Contractual Arrangements, the Company may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC laws, including, but not limited to, seeking specific performance or injunctive relief, and claiming damages, which we cannot assure the Company would achieve the full remedy therefrom.

ITEM 1B. UNRESOLVED STAFF COMMENTS

As a smaller reporting company, the Company is not required to provide the disclosure required by this item.

ITEM 2. PROPERTIES

Our operation is located at 15A,E –F, Sanhe Plaza, No: 121, YanPing Road, Shanghai, People's Republic of China. Our office is used for sales and marketing, research and development, customer support, technical support and administrative functions. All of the facilities are leased. We believe our facilities are adequate for our current needs.

ITEM 3. LEGAL PROCEEDINGS

We are not a party to and none of our property is subject to any material pending or threatened legal, governmental, administrative or judicial proceedings.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As at the date of this report, no matter was submitted to a vote of the Company’s security holders.

PART II

ITEM 5.  MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Company’s Articles of Incorporation provide that the Company has the authority to issue 300,000,000 shares of common stock at par value of $0.0001 per share. As of the date of this report, we had 24,723,683 outstanding shares of Common Stock.

Our common stocks are quoted on the OTCBB under the symbol “HTGT”. We have not had any active trading in our stock as of the date of this report.

The Company has never paid any cash dividends on its stock and any plan to pay any cash dividends in the foreseeable future will depend on the Company performance.

 Equity Compensation Plans
The Company does not have any equity compensation plans in place as of the date of this report, and had no options, warrants or other convertible securities outstanding as of that date.

Sales of Unregistered Securities
For the period from 1 June 2010 to the date of this report, the Company sold unregistered securities to stockholders who acknowledges and understands that the certificates representing the shares has not been registered under the Securities Act 1933, as amended (“The Act”) and are restricted securities as that term is defined in Rule 144 under the Act, and requires written release from either the issuing Company or their attorney prior to legend removal.   These securities may not be resold unless the requirements of paragraph (i) of Rule 144 are met.

Date of share certificate	Share certificate number	Name of shareholder	No. of shares	Subscription price (per share)	Total subscription price (US$)
2 August 2010	1156	Grand Trading Investment Pte Ltd (1)	110,000,000*	US$0.0004	44,000

* The figure is before the one-for-twelve reverse stock split
(1) These securities may not be resold unless the requirements of paragraph (i) of Rule 144 are met

Further, the Company acquired REDtone China by issuing 244,444,444 shares to REDtone International Berhad.  These securities also may not be resold unless the requirements of paragraph (i) of Rule 144 are met.

ITEM 6.  SELECTED FINANCIAL DATA

As a smaller reporting company, the Company is not required to provide the disclosure required by this item.

ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are formerly an information and communication technology (ICT) application provider in China and Asia specializing in internet connectivity, internet value-added services, wireless solutions and voice services for the hospitality industry. Due to the economic crisis and severe market competition, the operation of the company has been drastically downsized in FY2010.

In line with the management’s decision to seek new profitable business, the Company has on August 2, 2010, entered into an Agreement for a Share Exchange (the “Agreement”) with REDtone Technology Sdn. Bhd. and REDtone International Berhad, both of which are incorporated in Malaysia.   Upon the closing of the transactions contemplated in the Agreement, the Company will acquire 100% ownership of REDtone Telecommunications (China) Limited (“REDtone China”). REDtone China has subsidiaries in Shanghai which are principally involved in the business of offering discounted call services to consumers and corporate segment and reload services for prepaid mobile.

Results of Operations

Financial Presentation

The following sets forth a discussion and analysis of REDtone China’s financial condition and results of operations for the two financial years ended (“FYE”) May 31, 2010 and 2009. The following discussion contains forward-looking statements. Our actual results may differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in “Item 1A — Risk Factors” of this Form 8-K/A.

	Fiscal year ended May 31,		Increase /(Decrease)
	2010	2009	from previous year
				%
Revenue	$4,279,588	$2,093,718	2,185,870	104%
Other income and gains	113,609	113,898	(289)	0%
Service costs	955,467	272,637	682,830	250%
Administrative expenses	456,987	483,217	(26,230)	-5%
Personnel cost	566,618	656,174	(89,556)	-14%
Depreciation expense	425,651	420,138	5,513	1%
Amortisation expense	110,447	110,446	1	0%
Other operating expenses	41,107	99,662	(58,555)	-59%
Income before provision of income taxes	1,836,920	165,342	1,671,578	1011%
Provision for income taxes	448,620	137,278	311,342	227%
Net income	$1,388,300	$28,064	1,360,236	4847%
Gain on foreign currency translation	21,641	36,158	(14,517)	-40%
Total comprehensive income	$1,409,941	$64,222	1,345,719	2095%

FYE May 31, 2010 compared to FYE May 31, 2009

Revenue
Revenue from operations for FYE May 31, 2010 of $4.28 million reflected an increase of 104% compared to revenue of $2.09 million for FYE May 31, 2009.  This is due to increase in number of customers for the consumer market segment due to continuous expansion of customer base as a result of capacity expansion and improved voice quality.

Other income and gain.
For FYE 2010, other income and gain approximate the number recorded in FYE2009 consists of incentive received from local government.

Service Cost.
For FYE 2010, service cost registered an increase of 250% over FYE 2009, mainly due to increase in revenue which has resulted in the increase in traffic costs.

General and administrative expenses.
For FYE 2010, the general and administrative expenses recorded a decrease of 5% as compared to FYE 2009 as a result of cost cutting exercise implemented by the management.

Personnel cost.
There was a reduction in personnel cost of $89,556 in FYE2010 as compared to FYE2009 due to cost cutting exercise implemented by the management.

Other operating expenses
The reduction in other operating expenses in FYE2010 is mainly due to reduction in sales and marketing cost as our business mature and establish.

Profit before tax.
For FYE 2010, REDtone China recorded profit before tax of $1.39 million, an increase of $1.36 million, equivalent to approximately 4,847% as compared to FYE2009.   The increase in profit before tax is mainly due to increase in number of customers for consumer market segment resulting in higher consumer call revenue.

Liquidity and Capital Resources.

Cash
Our cash balance as of May 31, 2010, was $4,319,834, representing a decrease of $299,034 as compared $4,618,856 recorded on May 31, 2009.

Cash Flow (before effect of exchange rate changes).

	Fiscal year ended May 31,
	2010	2009		Percentage
			+/-	change (%)
Net cash provided by operating activities	1,222,927	1,097,455	125,472	11%
Net cash used in investing activities	$(1,579,015)	$(88,575)	(1,490,440)	1,683%
Net cash provided by/(used in) financing activities	$48,393	$(187,213)	235,606	N/A
Net (decrease)/increase in cash and cash equivalents	(307,695)	821,667	(1,129,362)	N/A

Net cash provided by operations during the FYE 2010 amounted to $1,222,927 as compared to $1,097,455 for FYE 2009, representing a increase of 11% due to increase in sales.

Net cashflow used in investing activities for FYE 2010 amounted to $1,579,015. This is mainly due to increase in advances made to a related company of non-trade nature amounting to approximately to $1,179,487.

Net cashflow provided by financing activities for FYE May 31, 2010 amounted to $48,393 mainly due to collection on behalf of a related company.

Working Capital
Our working capital was a positive of $2,020,138 as at May 31, 2010 as compared to $1,341,639 as at May 31, 2009

With the high cash reserve, the Company is in active search for good potential investment opportunities to generate better returns for its cash reserve.

As at May 31, 2010, we had stockholders’ surplus of $8,087,333, total assets of $11,065,886 and total liabilities of $2,978,553.  For FYE May 31, 2010, we recorded total comprehensive income of $1,409,941.

We do not anticipate any material capital expenditures for our existing operations for the next twelve (12) months.

We do not believe that inflation has had a material effect on our results of operations. However, there can be no assurances that our business will not be affected by inflation in the future.

We have no off balance sheet arrangements.

Critical Accounting Policies and Estimates

Revenue Recognition.
Revenue represents the invoiced value of services rendered and receivable during the year. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller’s price to the buyer is fixed or determinable, and

d)	Collectability is reasonably assured

In addition, the Company adopted the following policy for revenue recognition for its major products and services:

(1) Discounted call services for consumer (EMS) as follow:
(a) Collaboration with CTT – we will recognize the revenue when airtime is utilize by the consumer and the computation is based on the gross profit sharing ratio as per the collaboration agreement with CTT; and
(b) Collaboration with other telecommunication providers – we will recognize the revenue when airtime is utilized by the consumer and the value recognize is the call charges gross value.

As this is a prepaid product, there is an expiry date for the product sold. If the airtime is not utilize by the expiry date, which is currently one year from the activation date, it will be deemed expired and recognize as revenue based on the remaining gross value of the expired prepaid product.

(2) Discounted call services for corporate as follow:
(a) Collaboration with CTT –the revenue recognize is the commission earn from distributing the discounted call services to corporate customer; and
(b) Collaboration with other telecommunication providers – we will recognize the revenue when airtime is utilized by the consumer and the value recognize is the call charges gross value.

(3) Reload services for prepaid mobile – revenue recognize is the commission earn

Recent Accounting Pronouncements.

The Company does not expect the adoption of any recent accounting pronouncements which are further elaborated in Note 3 (o) of Notes to Consolidated Financial Statements will have any material impact on its financial statements.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, the Company is not required to provide disclosure required by this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s audited financial statements and the notes thereto appear in Part IV, Item 15, of this report.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following table sets forth as of the date hereof, except as otherwise noted, the names, ages and positions held with respect to each director, executive officer, and significant employee expected to make a significant contribution to the Company:

Name	Age	Position	Period

Chuan Beng Wei	45	Director CEO	July 2008 - Present October 2010- Present
Michael Yang Chee Hoong	62	Director	July 2008 – October 2010
Lau Bik Soon	39	Director	October 2010-Present
Zainal Amanshah Bin Zainal Arshad	44	Director	October 2010-July 2011
Lee Chee Keong	37	CFO	October 2010-Present

Mr. Chuan Beng Wei, age 45, is now the Chief Executive Officer of the Company.  Mr. Beng has been and will continue serving on the Board of Directors of the Company. He obtained his Bachelor’s Degree in Electrical Engineering from University Technology Malaysia in 1989 and Diploma in Management (Gold Medalist Award Winner) from the Malaysian Institute of Management, Kuala Lumpur in 1995.  He also completed an Entrepreneur Development Program from the renowned MIT Sloan School of Management in USA in January 2006.

He began his career with Hewlett Packard Sales Malaysia Sdn Bhd in 1989 as a Systems Engineer responsible for information technology (“IT”) technical and customer relations, and was subsequently promoted to Major Account Manager. Having gained wide exposure in IT, electronics and the telecommunications industry, he began his entrepreneur pursuit. He started REDtone Telecommunications Sdn Bhd in 1996 with two other partners. As one of the founding members of the REDtone Group, he is instrumental in shaping the Group’s business relations and policies. His main responsibilities include management of the Group’s overall business, expanding its overseas markets and financial-related matters. Mr. Wei also serves as the Managing Director of the REDtone Group, which was listed in January 2004 in the ACE Market of Bursa Malaysia. In addition, in 2007, Mr. Wei started REDtone China where he played a significant role in developing business strategy in China. At present, he is the Chairman for The Association of Computer and Multimedia Malaysia and the Deputy Chapter Chairperson for the exclusive Young Presidents’ Organization (YPO).   REDtoneREDtoneREDtoneREDtoneREDtone

Mr. Lau Bik Soon, age 39, obtained his first-class honors degree in electrical engineering from the University of Technology in Malaysia. He joined REDtone in 2008, as an executive director responsible for expanding the Group’s Malaysia business which includes data, broadband, Wi-Fi and discounted call services.  Prior to joining REDtone, he was the Country Manager for Hitachi Data Systems Malaysia from year 2005 to 2008. Under his leadership in Hitachi, he strengthened the organization and company’s channel partner, and helped the company grow its business in Malaysia.

Mr. Lau’s 14 years of experience as Sales Director in the ICT and telecommunications industry provides expertise in corporate leadership and strategic marketing planning. In his career, he has held numerous other positions, including sales director, partner sales manager, enterprise division account manager, business development manager, systems engineer, and research and design engineer.  He has held these positions with organizations such as Cisco Systems, Sun Microsystems, Compaq Computer, TQC Consultant (IT Division) Sdn Bhd, and Motorola Penang. During his tenure with these organizations, he received various Partner Management Excellence awards as well as many accolades as a high achiever in sales. REDtone

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Mr. Chee Keong Lee, age 37, a Malaysian Chartered Accountant, obtained his Bachelor’s Degree in Accounting from University of Malaya in 1998. He began his career with Big 5 International Accounting firm in 1998 as Associate Consultant responsible for Corporate Finance and Corporate Restructuring for companies facing financial distress.  Mr. Lee has more than ten years of experience in in manufacturing industries and had held various positions from finance manager to financial controller with companies in Vietnam, Malaysia and China.  In 2005, he joined VS Technologies (Zhuhai) Co., Ltd., an Electronic Manufacturing Service Company, as a finance and admin manager overseeing full spectrum of finance and administrative functions.  In 2007, he joined Eurotec Electronics (Zhongshan) Co., Ltd., a European manufacturing company based in Guangdong Province as the Financial Controller.  In this position, his main responsibilities includes financial review, costing analysis, tax planning and treasury functions.  From February 2009, he joined REDtone Telecommunications (China) Ltd., a subsidiary of the Company at the position of Financial Controller.  He is entrusted with the responsibilities of financial reporting, business analysis, investment appraisal, tax planning and liaison with bankers and auditors.

Number and Terms of Office of Directors

A Board of Directors, consisting of at least one (1) person shall be chosen annually by the Stockholders at their meeting to manage the affairs of the company. The Directors' term of office shall be one year, and Directors may be re-elected for successive annual terms.  There is no family relationship between any of our executive officers and directors.

ITEM 11. EXECUTIVE COMPENSATION.

The following table sets forth, for the fiscal years ended May 31, 2010 and 2009, certain information regarding the compensation earned by the Company’s named executive officers. Where columns have been omitted from the Summary Compensation Table below, it is because no such compensation was paid to the named executive officer during the 2010 or 2009 fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation
				Other
	Year			Annual		All Other
Name and Principal Position	Ended	Salary	Bonus	Compensation		Compensation
	May 31	($)	($)	($)		($)
Chuan Beng Wei,	2010	-0-	-0-	-0-		-0-
Director	2009	-0-	-0-	-0-		-0-

Michael Yang Chee Hoong,	2010	-0-	-0-	-0-
Director, Former President	2009	-0-	-0-	18,058	(1)	-0-

Yan Suan Sah, CEO, CFO	2010	-0-	-0-	-0-		-0-
	2009	-0-	-0-	-0-		-0-

(1) The Company paid Mr. Yang $18,058 in advisory fee pursuant to a service agreement for the fiscal year ended May 31, 2009.

Director Compensation

The Company has not paid its directors any compensation for their services on the Board of Directors. The Company intends to maintain this policy in the future.

Compensation Committee Interlocks and Insider Participation

As a smaller reporting company, the Company is not required to provide the disclosure required by this item.

Compensation Committee Report

As a smaller reporting company, the Company is not required to provide the disclosure required by this item.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth beneficial ownership information as at the date of this report: (i) each of the Company’s officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, and (iii) all of the Company’s officers and directors as a group. As at the date of this report, the Company had 24,723,683   shares of common stock outstanding.

(i) Security Ownership of directors and executive officers: None

(ii) Security ownership of certain beneficial owners:

Title of Class	Name and Address	Amount & Nature of Beneficial Ownership	Percentage of Class

Common shares	Grand Trading Investment Pte Ltd 47, Kaki Bukit Place, #04-00, Eunos Tech Park, 416225, Singapore.	9,166,667	37.1%

Common shares	CE Multimedia Pte Ltd 32B North Canal Road, 059288, Singapore.	7,063,438	28.6%

Common shares	REDtone International Bhd, Suites 22-28, 5th Floor, IOI Business Park, 47100 Puchong, Malaysia.	3,027,723	12.2%

(iii) Security ownership of officers and directors as a group:  None.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the fiscal year ended May 31, 2010, there were no related transactions between the Company and the directors.

During the fiscal year ended 31 May 2009, a wholly owned subsidiary of the Company paid Mr Yang $18,058 in advisory fee pursuant to a service agreement.

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our board of directors determined that none of the directors qualifies as “independent” in according with the applicable rules and regulations of the SEC. The Compay is considering adding one or more independent directors as a result of this internal review.  All directors are employed by the Company and own shares in the Company.

ITEM 14. SALES OF UNREGISTERED SECURITIES

Within the past three years, the Company has sold unregistered securities as listed in a schedule contained herein.  These shares were sold to stockholders who acknowledges and understands that the certificates representing the shares has not been registered under the Securities Act 1933, as amended (“The Act”) and are restricted securities as that term is defined in Rule 144 under the Act, and requires written release from either the issuing Company or their attorney prior to legend removal.

Summary of sale of unregistered securities :
No.	Date of Share certificate	Share Certificate Number	Name of Shareholder	No. of Shares	Subscription Price (per share)		Total Subscription Price (US$)

1	Aug 18, 2008	1127	Michael Ting Sii Ching	70,000	$	US 1.00	70,000.00
2	Aug 18, 2008	1128	Tan Suat Eam	4,000	$	US 1.50	6,000.00
3	Aug 18, 2008	1129	Soon Yeow	10,000	$	US 1.50	15,000.00
4	Aug 18, 2008	1130	Yap Jek Nam	10,000	$	US 2.00	20,000.00
5	Aug 18, 2008	1131	Poh Chee Seng	20,000	$	US 2.00	40,000.00
6	Aug 28, 2008	1133	Shaifubahrim Bin Mohd Saleh	20,000	$	US 1.00	20,000.00
7	Oct 2, 2008	1137	Alburn Selvam William	105,000	$	US 1.00	105,000.00
8	Nov 6, 2008	1139	Poh Chee Seng	30,000	$	US 2.00	60,000.00
9	Dec 8, 2008	1140	Soon Yeow	58,770	$	US 1.50	88,155.00
10	Mar 12, 2009	1147	Suhaimi Bin Badrul Jamil	5,000	$	US 0.50	2,500.00
11	Mar 12, 2009	1148	Vieven Goon	30,000	$	US 0.50	15,000.00
12	August 2, 2010	1156	Grand Trading Investment Pte Ltd	110,000,000	$	US 0.0004	44,000.00

Note: The above number of shares is before the effect of the one-for-twelve reverse stock split of the Company’s common stock.

The above securities may not be resold unless the requirements of paragraph (i) of Rule 144 are met.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as Exhibits to this Report:

10.1	Business Collaboration with China TieTong Telecommunications *
10.2	Intellectual property agreement signed between REDtone Technology Sdn Bhd, Kerry
Properties (Shanghai) Limited and REDtone Telecommunications (China) Ltd (formerly known as REDtone Holding Pte Ltd.) on 11 August 2005 *

10.3	Business Collaboration Agreement with Smartpay (Collaboration with Smartpay enable our reload service to encompass China Mobile, China Unicom and China Telecom) *

10.4	Business Collaboration Agreement with China Unicom *

99.1	Business License of Shanghai Hongsheng Net Telecommunication Co., Ltd., the subsidiary that carries out telecommunications distribution services.

99.2	English translated copy of the business license of Shanghai Hongsheng Net
Telecommunication Co., Ltd.

99.3	Telecommunication Value-Adding Business Operating Permit, obtained by Shanghai
Hongsheng Net Telecommunication Co., Ltd. for operating telecommunication value-adding services.

99.4	English translated copy of the telecommunication value-adding business operating permit, obtained by Shanghai Hongsheng Net Telecommunication Co., Ltd

*Previously filed with Form 8/A1 on May 13, 2011.

The following documents are filed as a part of this Report:

1.	Independent Auditor’s Report – Madsen & Associates CPA’s, Inc.

2.	Financial Statements of the business acquired- REDtone Telecommunications (China) Limited
Audited Consolidated Balance Sheets for the financial year ended May 31, 2010 and May 31, 2009
Audited Consolidated Statements of Income and Comprehensive Income for the financial year ended May 31, 2010 and May 31, 2009
Audited Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income for the financial year ended May 31, 2010 and May 31, 2009
Audited Consolidated Statements of Cash flows for the financial year ended May 31, 2010 and May 31, 2009

3.	Proforma Financial Information: Hotgate Technology Inc. and Subsidiaries
Unaudited Proforma Combined Balance Sheet for the financial year ended May 31, 2010
Unaudited Proforma Combined Statements of Income and Comprehensive Income for the financial year ended May 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of REDtone Telecommunication (China) Limited

We have audited the accompanying consolidated balance sheets of REDtone Telecommunication (China) Limited as of May 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2010. REDtone Telecommunication (China) Limited’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of REDtone Telecommunication (China) Limited as of May 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

By:	/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Murray, Utah

September 21, 2010

REDTONE TELECOMMUNICATION (CHINA) LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of May 31, 2010 and 2009

	2010	2009
Assets
Current assets
Cash and cash equivalents	$4,319,834	$4,618,856
Inventories	199	1,250
Accounts receivable	132,769	66,658
Tax recoverable	67,547	97,968
Other receivables and deposits	421,138	233,531
Total current assets	4,941,487	5,018,263

Property, plant and equipment, net	2,632,778	3,036,740
Intangible assets, net	1,921,531	2,031,774
Amount due from a related company	1,179,487	-
Available-for-sale investment	390,603	-
Deferred tax assets	-	267,239

Total assets	$11,065,886	$10,354,016

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Deferred income	$2,226,709	$2,708,389
Accounts payable	363,732	783,161
Accrued expenses and other payables	94,703	106,288
Amount due to related companies	127,179	78,786
Tax payables	109,026	-
Total current liabilities	2,921,349	3,676,624

Deferred tax liabilities	57,204	-

Total liabilities	2,978,553	3,676,624

Stockholders’ equity
Common stock, US $0.1282 par value, 60,000,000	7,500,128	7,500,128
shares authorized; 58,501,000 shares issued and
outstanding
Retained earnings/(accumulated deficit)	137,922	(1,250,378)
Accumulated other comprehensive income	449,283	427,642
Total stockholders' equity	8,087,333	6,677,392
Total liabilities and stockholders' equity	$11,065,886	$10,354,016

See accompanying notes to the consolidated financial statements.

REDTONE TELECOMMUNICATION (CHINA) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the Years Ended May 31, 2010 and 2009

	2010	2009

Revenue	$4,279,588	$2,093,718

Other income and gains	113,609	113,898

Service costs	955,467	272,637

Administrative expenses	456,987	483,217

Personnel cost	566,618	656,174

Depreciation expense	425,651	420,138

Amortization expense	110,447	110,446

Other operating expenses	41,107	99,662

Income before provision for income taxes	1,836,920	165,342

Provision for income taxes	448,620	137,278

Net income	$1,388,300	$28,064

Other comprehensive income
Gain on foreign currency translation	21,641	36,158

Total comprehensive income	$1,409,941	$64,222

Net income per share, basic and diluted	$0.02	$0.00

Weighted average number of shares	58,501,000	58,501,000

See accompanying notes to the consolidated financial statements.

REDTONE TELECOMMUNICATION (CHINA) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
For the Years Ended May 31, 2010 and 2009

	Number of common shares issued	Common stock	Retained earnings/ (accumulated deficit)	Accumulated other comprehensive income	Total equity

Balance at June 1, 2008	58,501,000	$7,500,128	$(1,278,442)	$391,484	$6,613,170

Net income for the year	-	-	28,064	-	28,064

Gain on foreign exchange translation	-	-	-	36,158	36,158

Balance at May 31, 2009 and June 1, 2009	58,501,000	$7,500,128	$(1,250,378)	$427,642	$6,677,392

Net income for the year	-	-	1,388,300	-	1,388,300

Gain on foreign exchange translation	-	-	-	21,641	21,641

Balance at May 31, 2010	58,501,000	$7,500,128	$137,922	$449,283	$8,087,333

See accompanying notes to the consolidated financial statements.

REDTONE TELECOMMUNICATION (CHINA) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended May 31, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net income	$1,388,300	$28,064
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax	324,443	128,141
Amortization expense	110,447	110,446
Depreciation expense	425,651	420,138
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(66,111)	13,702
Decrease in inventories	1,051	3,324
(Increase)/decrease in other receivables and deposits	(187,607)	1,853
Decrease/(increase) in tax recoverable	30,421	(97,968)
(Decrease)/increase in deferred income	(481,680)	2,708,389
(Decrease)/increase in accounts payable	(419,429)	4,045
Increase/(decrease) in tax payables	109,026	(51,599)
Decrease in accrued liabilities and other payables	(11,585)	(2,171,080)

Net cash provided by operating activities	1,222,927	1,097,455

Cash flows from investing activities
Purchase of property, plant and equipment	(8,925)	(44,830)
Purchase of intangible assets	-	(43,745)
Increase in amount due from a related company	(1,179,487)	-
Purchase of available for sale investment	(390,603)	-

Net cash used in investing activities	$(1,579,015)	$(88,575)

Cash flows from financing activities
Increase/(decrease) in amount due to related companies	48,393	(187,213)

Net cash provided by/(used in) financing activities	$48,393	$(187,213)

Net (decrease)/increase in cash and cash equivalents	(307,695)	821,667

Effect of exchange rate changes on cash and cash equivalents	8,673	(6,499)

Cash and cash equivalents at beginning of year	4,618,856	3,803,688

Cash and cash equivalents at end of year	$4,319,834	$4,618,856

Cash paid for interest	$-	$-

Cash paid for income taxes	$162,399	$141,514

See accompanying notes to the consolidated financial statements.

REDTONE TELECOMMUNICATION (CHINA) LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
May 31, 2010 and 2009

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

REDtone Telecommunication (China) Limited and subsidiaries (the “Company”) are a group of companies engaged in the provision of discounted call and telecommunications related value added services in the People’s Republic of China (“PRC”).

As of May 31, 2010, details of the Company are as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

REDtone Telecommunication (China) Limited	Hong Kong	HK$58,501,000	N/A	Investment holdings
May 26, 2005

REDtone Telecommunications (Shanghai) Limited	The PRC	$3,590,000	100%	Provision of technical support services to
(“REDtone Shanghai”)	July, 26, 2005			group companies

Shanghai Hongsheng Net Telecommunication	The PRC	RMB1,000,000	100%#	Marketing and distribution of discounted
Company Limited (“Hongsheng”)	November 29, 2006			call services on PRC consumer market

Shanghai Huitong Telecommunication Company	The PRC	RMB500,000	100%#	Marketing and distribution of IP call and
Limited (“Huitong”)	March, 26, 2007			discounted call services in the PRC

Shanghai Jiamao E-Commerce Company Limited	The PRC	RMB1,000,000	100%#	Marketing and distribution of products on
(“Jiamao”)	March 21, 2008			the internet

# - Variable interest entities.  See also Footnote 15.

On March 31, 2008, Hongsheng incorporated Jiamao for the provision of ecommerce business. Jiamao is not reported as a distinct operating segment as the revenue, profit or loss and total assets in association with the ecommerce business are immaterial to the Group’s revenue, reported profit or loss and total assets, respectively.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements for the years ended May 31, 2010 and 2009 include the accounts of the Company, the Company’s subsidiaries and VIEs (see Note 1). The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and all significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in the PRC.  Accordingly, the political, economic, and legal environments in PRC may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to considerations and significant risks typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c) Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

(d) Property, plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

The Company provides for depreciation of property, plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Computer and software	5 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years
Leasehold improvements	5 years
Telecommunication equipment	10 years

The depreciation expense for the years ended May 31, 2010 and 2009 amounted to $425,651 and $420,138, respectively.

(e) Intangible Assets

Intangible assets primarily represent license and software and are generally amortized on a straight-line basis over the periods of benefit, in 20 years.

The Company performs regular review of identified intangible assets to determine if facts and circumstances indicate that the useful life is shorter than the original Company policies. If such facts and circumstances exist, the Company regularly assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, we accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life.

The amortization expenses for the years ended May 31, 2010 and 2009 amounted to $110,447 and $110,446, respectively.

(f) Available-for-sale investments

Investments in equity securities that do not have a quoted market price in an active market and whose fair value cannot be reliably measured are recognized in the balance sheet at cost less impairment losses.

(g) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets for the years ended May 31, 2010 and 2009.

(h) Income Tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized.

(i) Fair Value of Financial Instruments

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, amount due from related companies, tax recoverable, other receivables and deposits, available-for-sale investment, accounts payable, accrued expenses and other payables, amount due to related companies and tax payables approximate fair value because of the short maturity of these items.

(j) Revenue Recognition

The Company assesses appropriate revenue recognition policy for each type of operation according to ASC 605-45

Revenue represents the invoiced value of services rendered and receivable during the year. Revenue is recognized when all of the following criteria are met:

▪ Persuasive evidence of an arrangement exists,
▪ Delivery has occurred or services have been rendered,
▪ The seller’s price to the buyer is fixed or determinable, and
▪ Collectability is reasonably assured

Revenue Recognition policy for each of the major products and services:

1.	Discounted call services for consumer (EMS) as follow:
•
Collaboration with CTT – REDtone China is appointed as the sole distributor for EMS and will recognize revenue when airtime is utilize by the consumer and it is on net basis which is computed based on a fixed sharing ratio of the total airtime utilize by consumers after netting of direct traffic termination cost and incidental expenses. REDtone China’s role for Business Collaboration with China TieTong Telecommunications (CTT) would be as “Agent” as REDtone China is the sole distributor for EMS brand owned and controlled by CTT ;  and

•
Collaboration with other telecommunication providers – REDtone China will act as a discounted consumer call Reseller whereby REDtone China will determine the service and package specification, pricing policy whereas China Unicom acts as a passive termination partner for call traffic.  REDtone China will pay China Unicom solely based on call traffic termination by China Unicom at prescribed rate (defined as traffic termination cost in the book of REDtone China).  In this regard, REDtone China will recognize the revenue when airtime is utilized by the consumer and the value recognized is the call charges gross value.    REDtone China’s role for Business Collaboration with China Unicom would be as a “Principal” as China Unicom is playing a passive role as traffic termination partner while REDtone China is fully responsible for the entire management of the discounted call services and assumes full business risks under this model.

As this is a prepaid product, there is an expiry date for the product sold. If the airtime is not utilize by the expiry date, which is currently one year from the activation date, it will be deemed expired and recognize as revenue based on the remaining gross value of the expired prepaid product.

2.	Discounted call services for corporate as follow:
•	Collaboration with CTT – the revenue recognize is the commission earn from distributing the discounted call services to corporate customer; and
•	Collaboration with other telecommunication providers –the revenue recognize is the commission earned from distributing the discounted call services to corporate customer;

3.	Reload services for prepaid mobile – revenue recognize is the commission earn

(k) Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of May 31, 2010 and 2009, there were no dilutive securities outstanding.

(l) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m) Retirement Benefits

Hong Kong mandates companies to operate a mandatory provident fund scheme, which is available to all employees in Hong Kong. Both the Company and the employees are required to contribute 5% (subject to an aggregate amount of $256) per month of the employees’ relevant income.  Contributions from the Company are 100% vested in the employees as soon as they are paid to the scheme.  Contributions to the scheme are expensed in the statement of operations as they become payable in accordance with the rules of the scheme.  The assets of the scheme are held separately from those of the Company and managed by independent professional fund managers.  The Company provides no other retirement benefits to its employees as no payroll is recorded in Hong Kong.

Most of the Company’s employees are Chinese nationals and subject to Social Security Provident Fund and Housing Provident Fund of PRC.  For Social Security Provident Fund, the Company is required to contribute 37% per month of the employees’ relevant income while 11% is deducted from employee income as employee’s contribution.  For Housing Provident Fund, the Company and employee contributions are 7% each per month of the employees’ relevant income.  Each year, minimum and maximum threshold will be set as contribution base and will be revised once a year based on social income level of the society.

Contributions from the Company and employee may not be 100% vested in the employees as the Social Security regime is subject to centralized planning and allocation scheme in China.   Contributions to the scheme are expensed in the statement of operations as they become payable in accordance with the rules of the scheme.  The assets of the scheme are held separately from those of the Company and managed by government agencies.

The Company provides no other retirement benefits to its employees.

(n) Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (US$). The functional currencies of the Company are the Hong Kong dollar (HK$) and the Renminbi (RMB), respectively. Capital accounts of the financial statements are translated into United States dollars from HK$ or RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	May 31, 2010	May 31, 2009

Year end RMB : US$ exchange rate	0.1464	0.1457
Average yearly RMB : US$ exchange rate	0.1459	0.1458
Year end HK$ : US$ exchange rate	0.1282	0.1282
Average yearly HK$ : US$ exchange rate	0.1282	0.1282

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o) Recent Accounting Pronouncements

ASC Topic “The FASB Accounting Standards Codification(TM) and the Hierarchy of Generally Accepted Accounting Principles – A Replacement of FASB Statement No. 162” became effective on September 15, 2009. This standard establishes the FASB Accounting Standards Codification™ (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP. The Codification does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. As of the effective date, all existing accounting standard documents were superseded and, accordingly, all subsequent public filings will reference the Codification as the sole source of authoritative literature.

In April 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2010-17, which amends ASC 605, “Revenue Recognition”. ASU 2010-17 provides guidance on applying the milestone method to milestone payments for achieving specified performance measure when those payments are related to uncertain future events limited to transactions involving research and development. Entities can make an accounting policy election to recognize arrangement consideration received for achieving specified performance measure during the period in which the milestones are achieved, provided certain criteria are met. ASU 2010-17 is effective for interim and annual periods beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the adoption of ASU 2010-17 to have a material impact on its consolidated financial statements.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds” which is effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”) which requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2010-06, Improving Disclosures about Fair value Measurements, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. We do not expect that this ASU will have a significant impact on the consolidated financial statements or related disclosures.

NOTE 4 – CASH & CASH EQUIVALENTS

As of the balance sheet dates, cash & cash equivalents are summarized as follows:

	2010	2009

Cash and bank	1,574,829	1,698,165
Fixed deposits	2,745,005	2,920,691

Total	$4,319,834	$4,618,856

As of the balance sheet dates, the fixed deposits had a maturity term of less than three months.

NOTE 5 – AVAILABLE-FOR-SALE INVESTMENT

As of the balance sheet dates, available-for-sale investment is summarized as follows:

	2010	2009

Shanghai Hai He Computing Technology Company Limited (“Hai He”)	390,603	-

Total	$390,603	$-

Hai He is principally engaged in the wholesale and retailing of 3G mobile internet device and air-time access package in the PRC.  The above investment was held for sale without participation in management and control.

The Company is currently in the process of negotiation for disposal of this investment not less than original cost. In the opinion of the directors, the carrying value of the unlisted investment approximates the fair value as of May 31, 2010 and up to the date of this report.

NOTE 6 –OTHER RECEIVABLES AND DEPOSITS

Other receivables and deposits as of May 31, 2010 and 2009 were summarized as follows:

	2010	2009

Deposits	133,058	209,852
Other receivables	288,080	23,679

Total	$421,138	$233,531

Deposits consist of payments made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the places and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as deposits, prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consists are primarily owned and operated by the Company’s subsidiaries in the PRC.

Property, plant and equipment as of May 31, 2010 and 2009 are summarized as follows:

	2010	2009

At cost:
Computer and software	$95,107	$89,183
Telecommunication equipment	4,483,234	4,459,119
Furniture, fixtures and equipment	38,296	37,966
Motor vehicles	30,173	30,034
Leasehold improvement	26,997	26,912
	4,673,807	4,643,214

Less: Accumulated depreciation	(2,041,029)	(1,606,474)

Property, plant and equipment, net	$2,632,778	$3,036,740

Depreciation expense for the years ended May 31, 2010 and 2009 were $425,651 and $420,138, respectively.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets of the Company consist primarily of license and software for the PRC operations.

Intangible assets as of May 31, 2010 and 2009 are summarized as follows:

	2010	2009
At cost:
License and software	$2,252,870	$2,252,666

Less: Accumulated amortization	(331,339)	(220,892)

Intangible assets, net	$1,921,531	$2,031,774

Amortization expense for the years ended May 31, 2010 and 2009 amounted to $110,447 and $110,446, respectively.

NOTE 9 – DEFERRED TAX ASSETS/(LIABILITIES)

As of the balance sheet dates, the components of the Company’s deferred tax assets/(liabilities) are summarized as follows:

	2010	2009
Arising from:
Difference in depreciation and amortization	$(57,204)	$(68,626)
RC tax losses	-	335,865

Total	$(57,204)	$267,239

NOTE 10 – AMOUNT DUE FROM/(TO) RELATED COMPANIES

REDtone Technology Sdn. Bhd. was previously the holding company of REDtone Telecommunications (China) Ltd.  Pursuant to the reversed take-over by REDtone Asia, Inc., REDtone Technology Sdn. Bhd. is now the related company of REDtone Asia, both of which are subsidiaries of penultimate holding company namely REDtone International Berhad

Amount due from a related company as of May 31, 2010 and 2009 were summarized as follows:

	2010	2009
Parent company:
REDtone Technology Sdn. Bhd.	1,179,487	-

	1,179,487	-

The amount represents non-trade advances to the related company. As of the balance sheet dates, the amount is unsecured, non-interest bearing and is not expected to be repaid within 12 months.

Amount due to related companies as of May 31, 2010 and 2009 were summarized as follows:

	2010	2009
Fellow subsidiary:
REDtone Telecommunications Sdn Bhd	127,179	78,786

	127,179	78,786

The amount due to related companies arises from intercompany charges and collection on behalf from customers located in PRC. The amounts are unsecured, non-interest bearing and repayable within one year.

NOTE 11 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of May 31, 2010 and 2009 were summarized as follows:

	2010	2009

Accrued expenses	$32,152	$69,848
Other payables	62,551	36,440

Total	$94,703	$106,288

NOTE 12 – DEFERRED INCOME

Deferred income consists of prepaid air-time sold but yet to be utilized. The basis of revenue recognition for discounted call services is based on actual call charges made by end users.   When calls are being made, the amount will be deducted from deferred income to statement of income, net of call costs and expenses.

NOTE 13 – TAX PAYABLE

Tax payable for the years ended May 31, 2010 and 2009 are summarized as follows:

	2010	2009

Business tax payable	$94,481	-
Income tax payable	12,617	-
Others	1,928	-

Total	$109,026	-

Business tax represents PRC turnover tax imposed upon the Company’s services provided in the PRC.  Tax rates ranging from 3% to 5% depending on the nature of the taxable activities.

Income tax represents PRC income tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiaries as determined in accordance with the relevant income tax rules and regulations of the PRC.

NOTE 13 – PROVISION FOR INCOME TAXES

Income tax expense for the years ended May 31, 2010 and 2009 are summarized as follows:

	2010	2009

Current – PRC income tax provision	$124,043	$6,459
Deferred income tax provision	324,577	130,819

Total	$448,620	$137,278

A reconciliation of the expected tax with the actual tax expense is as follows:

	2010		2009
	Amount	%	Amount	%

Income before provision for income taxes	$1,836,920		165,342

Expected PRC income tax expense at statutory tax rate of 25%	459,230	25.0	41,335	25.0
Different tax rate for PRC local authority	(28,857)	(1.6)	1,262	0.8
Expenses not deductible for tax	61,110	3.3	35,823	21.6
Income not subject to tax	1,808	0.1	(30,484)	(18.4)
Utilization of tax loss brought forward	(44,671)	(2.4)	-	-
Tax losses not provided for deferred tax	-	-	89,342	54.0

Actual tax expense	$448,620	24.4	$137,278	83.0

(i) All PRC subsidiaries are subject to PRC tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiaries as determined in accordance with the relevant income tax rules and regulations of the PRC.
(ii) REDtone Telecommunication (China) Limited did not generate any assessable profits in Hong Kong and therefore is not subject to Hong Kong tax.

NOTE 14 – OTHER INCOME

Other revenue for the years ended May 31, 2010 and 2009 are summarized as follows:

	2010	2009

Interest income	$48,467	40,953
Exchange difference	51,082	13,593
Other	14,060	59,352

Total	$113,609	113,898

NOTE 15 – VARIABLE INTEREST ENTITIES (“VIEs”)

On November 30, 2006, the Company entered into loan agreements with Huang Bin (“HB”) and Mao Hong (“MH”) for the establishment of Hongsheng and on November 30, 2006, an equity pledge agreement which provides that HB and MH will pledge all their equities in Hongsheng to the Company and REDtone Shanghai. The agreement also provides that control of Hongsheng by the Company shall take effect from June 1, 2007.

On April 30, 2007, the Company entered into the loan agreements with Mao Junbao (“MJ”) and MH for the establishment of Huitong and on April 30, 2007, an equity pledge agreement which provides that MJ and MH would pledge all their equities in Huitong to the Company and REDtone Shanghai.

Although the Company is not the shareholder of Hongsheng and Huitong, the Company has determined that it is the primary beneficiary of these two entities, as the Company has 100% voting powers and entitled to receive all the benefit from operations of these two entities. Hence, Hongsheng and Huitong are identified as VIEs and are consolidated as if wholly-owned subsidiaries of the Company.

The status of Hongsheng and Huitong as VIEs has not changed since the date of the combination. In addition, the Company did not identify any additional VIEs in which we hold a significant interest.

The total consolidated VIE assets and liabilities reflected on the Company’s balance sheet are as follows:

	2010	2009
Assets
Cash and cash equivalents	$304,861	$261,459
Inventories	199	1,250
Accounts receivable	132,769	66,658
Other receivables and deposits	414,404	224,493
Property, plant and equipment, net	52,860	58,642
Available-for-sale investment	390,603	-

Total assets (not include amount due from intra-group companies)	$1,295,696	$612,502

Liabilities
Deferred income	$2,226,709	$2,708,389
Accounts payable	363,732	783,161
Accrued expenses and other payables	9,099	84,803
Tax payables	40,935	-

Total liabilities	$2,640,475	$3,576,353

The financial performance of the consolidated VIEs reflected on our statement of income is as follows:

	2010	2009

Revenue	$4,279,588	$2,093,718
Other income and gains	66,030	60,559
Service costs	841,342	214,755
Administrative expenses	270,770	267,332
Personnel cost	488,852	606,549
Depreciation expense	13,799	9,306
Other operating expenses	35,171	97,961

Income before provision for income taxes (Not include service costs payable to intra-group companies)	2,695,684	958,374

Provision for income taxes	67,006	6,458

Net income	$2,628,678	$951,916

NOTE 16 – COMMON STOCK

As of May 31, 2010 and 2009, REDtone Telecommunications (China) Limited has a total of 60,000,000 shares of common shares authorized at HK$1.0 par value (equivalent to US$0.1282).  As of May 31, 2010 and 2009, the Company has a total of 58,501,000 shares of common stock issued and outstanding.

For clarification purposes, it is noted that the reverse stock split that caused stock changes on July 29, 2010, refers to that of REDtone Asia, Inc. (formerly known as Hotgate Technology, Inc.).

NOTE 17 –CONCENTRATION OF SERVICE PROVIDER

The Company’s business operation mainly relies on two major IP routing service providers, China TieTong and China Unicom for routing distance call signals through their IP protocols.

The Company maintains long-term telecommunication service purchase agreements with the above-mentioned vendors as of May 31, 2010. There are no minimum purchase requirements by the Company.  Contracts are renewed on an annual basis. The Company’s management reports that it does not expect any issues or difficulty in continuing to renew the supply contracts with these vendors going forward.

As of May 31, 2010 and 2009, the Company has $362,795 and $783,120, respectively, payable due to its two major suppliers.

NOTE 18 – CONTINGENCIES AND COMMITMENTS

Operating lease commitments

As of May 31, 2010 and 2009, two PRC subsidiaries had arranged non-cancelable operating leases with a third party for its office premise.  The expected annual lease payments under these operating leases are as follows:

2010
For the year ended May 31,
2011	128,427
2012	94,963
2013	17,239

Total	$240,629

NOTE 19 – SUBSEQUENT EVENT

The Company has evaluated for disclosure all subsequent events occurring through September 21, 2010, the date the financial statements were issued and filed with the United States Securities and Exchange Commission.

Subsequent to the balance sheet date, the Company entered into the following agreements:

On August 2, 2010, the Company entered into a Share Exchange Agreement (“SEA”) with REDtone Technology Sdn. Bhd. and REDtone International Berhad, both of which are incorporated in Malaysia.   Upon the closing of the transactions contemplated in the SEA, Hotgate Technology, Inc. will acquire 100% ownership of the Company.

Consideration to be paid to by Hotgate Technology, Inc. to REDtone Technology Sdn. Bhd. and REDtone International Berhad shall be a total of 244,444,444 shares of the Hotgate Technology, Inc.’s common stock   in exchange for 100% ownership of the Company (such share exchange shall be referred to herein as the “Exchange”).

HOTGATE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO-FORMA COMBINED BALANCE SHEET
Year ended May 31, 2010

	Hotgate	REDtone China	Reverse takeover	Deconsolidation	Pro-forma
	Historical	Historical	Adjustments	Adjustments	Combined
Assets
Current Assets
Inventories	$-	$199	$-	$-	$199
Accounts receivable	23,919	132,769	-	(4,396)	152,292
Tax recoverable	-	67,547	-	-	67,547
Other receivables and deposits	15,089	421,138	-	(7,351)	428,876
Cash and cash equivalents	9,527	4,319,834	-	(2,959)	4,326,402
Total current assets	48,535	4,941,487	-	(14,706)	4,975,316

Property, plant and equipment, net	14,970	2,632,778	-	(8,316)	2,639,432
Intangible assets	42,785	1,921,531	-	(5,041)	1,959,275
Amount due from related companies	-	1,179,487	-	1,083,535	2,263,022
Available-for-sale investment	-	390,603	-	-	390,603
Deferred tax assets	-	-	-	-	-

Total Assets	106,290	11,065,886	-	1,055,472	12,227,648

Liabilities and stockholders’ equity
Liabilities
Deferred income		2,226,709	-	-	2,226,709
Accounts payable	30,144	363,732	-	(1,084)	392,792
Accrued expenses and other payables	162,657	94,703	-	(102,797)	154,563
Due to a minority shareholder	1,025,180	-	(971,592)	(53,588)	-
Amount due to related companies	-	127,179	-	-	127,179
Taxes payable	11,279	109,026	-	(10,187)	110,118
Total current liabilities	1,229,260	2,921,349	(971,592)	(167,656)	3,011,361

Non-current liabilities
Deferred tax liability	-	57,204	-	-	57,204

Total liabilities	1,229,260	2,978,553	(971,592)	(167,656)	3,068,565

Stockholders’ equity
Issued capital	1,556	7,500,128	(7,474,767)	-	26,917
Additional paid in capital	564,841	-	8,446,359	(63,144)	8,948,056
(Accumulated deficit)/retained earnings	(1,671,693)	137,922	-	1,279,202	(254,569)
Accumulated other comprehensive income	(17,674)	449,283	-	7,070	438,679
Total stockholders’ (deficit)/equity	(1,122,970)	8,087,333	971,592	1,223,128	9,159,083

Total liabilities and stockholders’ equity	$106,290	$11,065,886	$-	1,055,472	$12,227,648

HOTGATE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO-FORMA COMBINED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
Year ended May 31, 2010

	Hotgate	REDtone China	Deconsolidation	Pro-forma
	Historical	Historical	Adjustments	Combined

Revenues	$63,312	$4,279,588	$(6,930)	$4,335,970

Other income and gains	72,251	113,609	(11,485)	174,375

Service costs	12,098	955,467	(3,343)	964,222

Administrative expenses	115,911	456,987	(22,135)	550,763

Personnel cost	27,696	566,618	(21,073)	573,241

Depreciation expense	4,668	425,651	(2,613)	427,706

Amortization expense	13,544	110,447	(2,929)	121,062

Other operating expenses	-	41,107	-	41,107

(Loss)/income before provision for income tax expense	$(38,354)	$1,836,920	$33,678	$1,832,244

Income tax expense	-	448,620	-	448,620

Net (loss)/income	$(38,354)	$1,388,300	$33,678	$1,383,624

Other comprehensive income
(Loss)/gain on foreign currency translation	(16,950)	21,641	-	4,691

Total comprehensive (loss)/income	(55,304)	1,409,941	33,678	1,388,315

HOTGATE TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
May 31, 2010

Note 1 – Basis of preparation

Subsequent to the balance sheet date, the Company entered into the following arrangements:

(a)	Acquisition of REDtone Telecommunications (China) Limited (“REDtone China”).

On August 2, 2010, the Company entered into a Share Exchange Agreement (“SEA”) with REDtone Technology Sdn. Bhd. and REDtone International Berhad, both of which are incorporated in Malaysia.   Upon the closing of the transactions contemplated in the SEA, the Company will acquire 100% ownership of REDtone China.

For accounting purposes, the acquisition of REDtone China by Hotgate has been recorded as a reverse acquisition of a public company and a recapitalization of REDtone China based on factors demonstrating that Hotgate is acquirer for accounting purposes.

The Agreement also provide for the implementation and completion of the capitalization of the debts due from the Company to REDtone International Berhad which is to be satisfied by way of issuance and allotment of 13,147,197 shares of the Company’s common stock and the presentation of any required financial statements for the completion of the transaction as required by applicable law.

(b)	Disposal of Hotgate VMS Technology Limited (“Hotgate VMS”) and Hotgate Holdings Limited (“Hotgate Holdings”)

On 29 June 2010, the Company entered into the following arrangements:

1.
Share Sale Agreement between the Company and Yan Suan Sah, the former CEO and CFO of the Company for the acquisition by the Company of 1 share in RT Communications Limited, representing 100% equity interest in RT Communications Limited for a total cash consideration of USD1.00;

2.
Share Sale Agreement between Hotgate VMS and Hotgate Holdings for the disposal by Hotgate VMS of USD166,025 in the issued and paid-up capital of Beijing Hotgate Technology Limited, representing 100% equity interest in Beijing Hotgate Technology Limited for a total cash consideration of RMB1.00;

3.
Share Sale Agreement between Hotgate Holdings and RT Communications Limited for the acquisition by RT Communications Limited of 500,000 shares of HKD1.00 each in Hotgate VMS, representing 100% equity interest in Hotgate VMS for a total cash consideration of HKD1.00; and

4.
Share Sale Agreement between the Company and Wimax Asia Limited for the disposal by Hotgate of 100,000,000 issued shares of one class with no par value in Hotgate Holdings, representing 100% equity interest in Hotgate Holdings for a total cash consideration of USD3.00.

Note 2 - Pro-forma financial statements

The unaudited pro-forma combined consolidated financial statements for the year ended May 31, 2010 give effect to the acquisition of REDtone China and the disposal of Hotgate VMS and Hotgate Holdings, as if these arrangements had occurred retroactively. The unaudited pro-forma combined consolidated financial statements have been developed from the audited consolidated accounts of Hotgate and REDtone China. Certain amounts from Hotgate’s historical carve-out financial statements have been reclassified to conform to REDtone China’s presentation.

The unaudited pro-forma combined consolidated financial statements are provided for illustrative purposes only and are not intended to represent the actual consolidated results of operations or the consolidated financial position of Hotgate had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro-forma combined consolidated financial statements should be read in conjunction with the separate historical financial statements of Hotgate and the historical consolidated financial statements of REDtone China.

Note 3   Pro-forma adjustments

The pro-forma adjustments included in the unaudited combined consolidated financial statements are as follows:

(a)	Reverse takeover adjustments

1. Net effect in common stock as a result of issuing shares for the acquisition, and elimination of share capital of REDtone China.
2. Adjustments in paid up capital as a result of the issuance of ordinary shares, and elimination of Hotgate’s accumulated deficit before merger.
3. Capitalization of the debts due from the Company to REDtone International Berhad

(b)	Deconsolidation adjustments

1. Deconsolidation of Hotgate VMS, as if it had occurred retroactively.
2. Deconsolidation of Hotgate Holdings, as if it had occurred retroactively.

SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.
(Formerly Hotgate Technology, Inc.)

Dated: August 19, 2011	By:	/s/ Chuan Beng Wei
Chuan Beng Wei
Chief Executive Officer

Dated: August 19, 2011	By:	/s/ Chee Keong Lee
Chee Keong Lee
Chief Financial Officer